UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2015

PLASMATECH BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517, Dallas, TX                                                                                                75219
       (Address of principal executive offices)                                                                                                (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On May 15, 2015, PlasmaTech Biopharmaceuticals, Inc., a Delaware corporation (“PlasmaTech”), completed its acquisition of Abeona Therapeutics LLC, an Ohio limited liability company (“Abeona”) pursuant to the terms of an Agreement and Plan of Merger, dated as of May 5, 2015, the execution of which was previously disclosed in a Current Report on Form 8-K filed by PlasmaTech on May 6, 2015 (the “Acquisition”).

In connection with the Acquisition, PlasmaTech will issue an aggregate of 3,979,761 shares of PlasmaTech’s common stock to the members of Abeona. In addition, there may be up to an additional $9 million in performance milestones payable to members of Abeona, in common stock or cash, at PlasmaTech’s option.

PlasmaTech will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 3.02.  Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, as part of the upfront payment for the Acquisition, PlasmaTech will issue an aggregate of 3,979,761 shares of PlasmaTech’s common stock to the members of Abeona in exchange for the membership interests held by such members.  The offer, sale, and issuance of the shares of PlasmaTech are exempt from registration pursuant to Rule 506(b) of Regulation D.  The recipients of securities in the Acquisition are acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends are to be affixed to the securities to be issued in conjunction with the Acquisition.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2015, Tim Miller, Ph.D., 43, has been named by the Board of Directors as the Company's President and Chief Executive Officer and Director.

Tim Miller, Ph.D. was President & CEO of Abeona since 2013. He has 16 years of scientific research, product development and clinical operations expertise, with a focus on transitioning novel biotherapeutics through pre-clinical phases and into Phase 1 and 2 human clinical trials. Dr. Miller was President & CEO of Red5 from 2013 until 2015 and Vice President, Business Development of BioEnterprise Inc in 2015. He was Senior Director of Product Development at SironRX Therapeutics from 2010 to 2013. Between 1996 and 2010 Dr. Miller held various positions at several companies focusing on gene therapy and regenerative medicine. Dr. Miller earned his PhD in Pharmacology with a focus on Gene therapy/Cystic Fibrosis from Case Western University. He also holds a B.S. in Biology and M.S. in Molecular Biology from John Carroll University (Cleveland, OH).

Item 8.01.  Other Events

On May 18, 2015, PlasmaTech Biopharmaceuticals, Inc., issued a press release announcing the closing of the Abeona Therapeutics acquisition.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

a)  Financial Statements of Businesses Acquired.  No financial statements are being filed with this report.  Financial statements required to be filed as exhibits to this report will be filed by amendment within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro forma financial information.  No pro forma financial information is being filed with this report.  The pro forma financial information required to be filed as an exhibit to this report will be filed by amendment within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 18, 2015, entitled “PlasmaTech Biopharmaceuticals Closes Abeona Therapeutics Acquisition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlasmaTech Biopharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
       ------------------------------
                                                                                          Stephen B. Thompson
Vice President Finance
Chief Accounting Officer

Date:  May 18, 2015

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated May 18, 2015, entitled “PlasmaTech Biopharmaceuticals Closes Abeona Therapeutics Acquisition”